[LOGO OMITTED]


March 30, 2005


VIA FACSIMILE AND OVERNIGHT MAIL


Mr. Richard C. Elias
Vice President - Optical Products
PPG Industries, Inc.
440 College Park Drive
Monroeville, PA 15146

RE:      AMENDMENT #6 TO THE DEVELOPMENT AND LICENSE AGREEMENT

Dear Rick,

According to Section 13.1 of the Development and License Agreement entered into and effective as of October 1, 2000 by and between PPG Industries, Inc. ("PPG") and Universal Display Corporation ("UDC"), as amended (the "D&L Agreement"), the term of the D&L Agreement is automatically extended for an additional twelve
(12) months unless either party provides the other with at least nine (9) months' prior written notice of non-renewal. The scheduled date of expiration is currently December 31, 2005. Thus, under its current terms the D&L Agreement will renew for calendar year 2006 unless either party provides the other with written notice to the contrary on or before March 31, 2005.

Based on recent discussions, the parties desire to amend certain provisions of the D&L Agreement, and to enter into certain additional agreements as more fully described below. Accordingly, the parties hereby agree as follows:

1.   The term of the D&L Agreement is hereby extended for an additional three
     (3) months, through March 31, 2006, or until such earlier time as the parties may otherwise agree in writing. The date by which either party must provide the other with written notice in order to avoid automatic extension of the D&L Agreement for an additional twelve (12) months is hereby extended until June 30, 2005. Further, all references to "December 31, 2005" in the D&L Agreement (as amended in the Fifth Amendment to the D&L Agreement) are hereby changed to "March 31, 2006."

2. Sections 10.10.1 and 10.10.2 of the D&L Agreement are hereby amended to provide, respectively, that a new budget for the Development Team shall be agreed by the parties for the first calendar quarter of 2006, and that UDC shall pay PPG for PPG's Actual Expenses for that period [The confidential material contained herein has been omitted and has been separately filed with the Commission.].

3. In each instance where the D&L Agreement provides for UDC to deliver shares of UDC common stock, $0.01 par value, to PPG, or that UDC shall have the option to deliver shares of common stock to PPG, UDC hereby agrees to deliver any shares of common stock that it is obligated or elects to deliver as follows:



           375 Phillips Boulevard o Ewing, NJ 08618 o (609) 671-0980 o
                               Fax (609) 671-0995

Mr. Richard C. Elias
PPG Industries, Inc.
March 30, 2005
Page 2



(a) Shares in payment for work performed during each of the first and third calendar quarters of 2005, and during the first calendar quarter of 2006, shall be delivered within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days following UDC's receipt of PPG's invoice for such work in accordance with the terms of Sections 3A.3.3(a) and 10.10.3 of the existing D&L Agreement.

(b) Any shares in payment for work to be performed during the second calendar quarter of 2005 shall be delivered in advance, together with the shares deliverable in accordance with clause (a) above for work performed during the first calendar quarter of 2005, based on the agreed-upon budgeted value of work expected to be performed during the second quarter and which is payable in shares (the "Budgeted Shares Value"). The [The confidential material contained herein has been omitted and has been separately filed with the Commission.] Day Average price used to determine the number of shares deliverable pursuant to the preceding sentence shall be the same price used to determine the number of shares deliverable with respect to work performed during the first calendar quarter of 2005.

(c) Should the actual value of the work performed during the second calendar quarter of 2005 and which is payable in shares (the "Actual Shares Value") differ from the Budgeted Shares Value for the second calendar quarter, the dollar amount of such difference shall be determined. With respect to any such difference:

     (i) if such difference reflects an excess of the Actual Shares Value over the Budgeted Shares Value, the additional shares deliverable on account thereof shall be delivered following the third calendar quarter of 2005, together with the shares deliverable in accordance with clause (a) above for work performed during the third calendar quarter. The [The confidential material contained herein has been omitted and has been separately filed with the Commission.] Day Average price used to determine the number of shares deliverable pursuant to the preceding sentence shall be the same as that used to determine the number of shares to be delivered for work performed during the third calendar quarter; or

     (ii) if such difference reflects an excess of the Budgeted Shares Value over the Actual Shares Value, the dollar amount of such excess shall be deducted from the value of the work performed in the third calendar quarter of 2005 and which is payable in shares prior to determining the number of shares deliverable in accordance with clause (a) above for work performed during the third calendar quarter. There shall be no return or repurchase of any excess shares issued in advance for work to be performed during the second quarter of 2005 according to clause (b) above.

(d) Procedures for the fourth calendar quarter of 2005 shall be the same as those set forth in clauses (b) and (c) above, except that all references to the second quarter of 2005 shall be deemed to refer to the fourth quarter of 2005, and all references to the third quarter of 2005 shall be deemed to refer to the first quarter of 2006.

(e) This letter agreement shall not affect the cash portion of any payments due to PPG for work during any period, which shall remain due and payable in accordance with the terms of the existing D&L Agreement.


           375 Phillips Boulevard o Ewing, NJ 08618 o (609) 671-0980 o
                               Fax (609) 671-0995

Mr. Richard C. Elias
PPG Industries, Inc.
March 30, 2005
Page 3


4. Within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days following the date any shares are delivered to PPG as set forth above, UDC shall cause a resale registration statement on Form S-3 to be filed with the U.S. Securities and Exchange Commission (the "SEC") registering such shares for resale by PPG and also registering for resale by PPG any shares that were previously issued to PPG under the D&L Agreement but which have not yet been so registered. UDC further shall use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as promptly as is practicable, but in any event within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days following the filing date thereof. Except as expressly modified in this letter agreement, each party agrees to comply with the requirements of Articles 10 and 11 of the D&L Agreement, including, without limitation, Section 11.7.1 thereof, as such requirements pertain to all shares issued to PPG either before or after the date hereof that have not been registered for resale pursuant to an effective registration statement on Form S-3, and such shares shall be deemed to be Registrable Securities within the meaning of the D&L Agreement until such time that such shares may be resold by PPG pursuant to an effective registration statement on Form S-3. For purposes of this letter agreement and Sections 11.7.1 and
     11.7.3 of the D&L Agreement, the term "Average Price" shall mean, for any month, the average closing price for UDC Common Stock, as set forth in the NASDAQ National Market listing of The Wall Street Journal, for the [The confidential material contained herein has been omitted and has been separately filed with the Commission.]trading days prior to the close of the calendar quarter immediately preceding such month. If a Registration Statement has not been declared effective within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days of the date of its filing, then UDC shall pay liquidated damages to PPG to the same extent that UDC would be obligated to do so pursuant to Section 11.7.3 of the D&L Agreement if the Registration Statement related to Group B Registrable Securities or Group C Registrable Securities.

5. Notwithstanding the foregoing, if, after consultation with representatives of UDC and the SEC, PPG concludes in good faith, based on the advice of PPG's internal or external legal counsel, that it is not probable that the resale registration statements on Form S-3 required to be filed pursuant to the immediately preceding paragraph will be declared effective by the SEC if filed, UDC and PPG shall promptly and in good faith negotiate a further amendment to the D&L Agreement in order to increase the likelihood that the shares then-held by or subsequently issued to PPG may be registered for resale pursuant to one or more effective registration statements on Form S-3.

6. This letter agreement, together with the D&L Agreement and that certain Supply Agreement entered into and effective as of October 1, 2000, by and between PPG and UDC, each as previously amended and as further amended on the date hereof, sets forth the entire agreement of the parties with respect to the subject matter contained herein and therein and supersedes any and all prior or contemporaneous agreements between the parties with respect to such subject matter. Except as expressly set forth herein, the terms of the existing D&L Agreement shall remain in full force and effect.



                  [Remainder of page intentionally left blank.]


           375 Phillips Boulevard o Ewing, NJ 08618 o (609) 671-0980 o
                               Fax (609) 671-0995

Mr. Richard C. Elias
PPG Industries, Inc.
March 30, 2005
Page 4



Please confirm PPG's agreement to the same by having its authorized representative sign a copy of this letter in the space provided below and returning that copy to us.

Should you have any questions, please let me know.



Regards,


/s/ Steven V. Abramson
--------------------------



UNIVERSAL DISPLAY CORPORATION

By:      Steven V. Abramson
         --------------------------
         President and Chief Operating Officer



AGREED TO ON BEHALF OF PPG INDUSTRIES, INC. THIS 30TH DAY OF MARCH, 2005.


By:     /s/ Richard C. Elias
        -------------------------------

Name:   Richard C. Elias
        -------------------------------

Title:  V.P. Optical Products
        -------------------------------





           375 Phillips Boulevard o Ewing, NJ 08618 o (609) 671-0980 o
                               Fax (609) 671-0995